EXHIBIT 99.1

Apyx Medical Corporation Submits 510(k) Premarket Notification to the U.S.

Food and Drug Administration for the AYON Body Contouring System™

Focusing on advancing body contouring by providing the first all-in-one platform for the surgical suite

Clearwater, Fla. — January 6, 2025 - Apyx® Medical Corporation (NASDAQ:APYX) (“Apyx Medical;” the “Company”), the manufacturer of a proprietary helium plasma and radiofrequency platform technology marketed and sold as Renuvion®, is pleased to announce it has submitted a 510(k) premarket notification to the U.S. Food and Drug Administration (the “FDA”) for the AYON Body Contouring System.

The AYON Body Contouring System was developed with a focus on versatility and innovation. AYON has been designed to be the only device a surgeon needs for comprehensive body contouring solutions. This all-in-one system integrates advanced modalities to perform multiple functions seamlessly, removing unwanted fat, enhancing tissue contraction and addressing the full range of patient needs from contouring to aesthetic enhancement. The initial submission for AYON includes the following:

•	Infiltration
•	Dual aspiration to facilitate simultaneous users
•	Ultrasound-assisted liposuction
•	Electrocoagulation to support procedures requiring removal of excess tissue
•	Volume enhancement capabilities
•	Renuvion treatment to address loose and lax skin

Later this year, the Company plans to expand the indications with an additional 510(k) submission for AYON to include power assisted liposuction.

“We believe the AYON Body Contouring System is a game changer for surgeons, one that will differentiate and further position Apyx Medical as the premier aesthetic surgical company.” said Charlie Goodwin, President, and CEO of Apyx Medical Corporation. “We are pleased to make this announcement almost 90 days earlier than originally expected, a testament to the capabilities of the hard-working research, development, quality and regulatory teams at Apyx Medical.”

About Apyx Medical Corporation:

Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Jeremy Feffer, Managing Director LifeSci Advisors

OP: 212-915-2568

jfeffer@lifesciadvisors.com